                                                                    Exhibit 10.9

================================================================================

                          INTER-REFINERY PIPELINE LEASE

                                     BETWEEN

                              SUNOCO PIPELINE L.P.,

                                       AND

                               SUNOCO, INC. (R&M)

================================================================================

                                Table Of Contents
                                -----------------

1.       DESCRIPTION
2.       TERM
3.       RENT
4.       OPERATIONS AND MAINTENANCE
         4.1      Restricted Use
         4.2      Operations
         4.3      Maintenance
         4.4      Right of Way
         4.5      Taxes
         4.6      Relocations
         4.7      Non-Routine Maintenance Expense and Capital Budgets
         4.8      Measurement
         4.9      Expansion and Capital Projects
5.       INSURANCE
6.       COMPLIANCE WITH LAW
7.       OPERATING COMMITTEE
8.       NO WARRANTY, LIMITATION OF LIABILITY
9.       INDEMNIFICATION
10.      LIENS
11.      CONDEMNATION
12.      DEFAULT, TERMINATION, REMEDIES
13.      NOTICES
14.      MISCELLANEOUS PROVISIONS
         14.1     Governing Law
         14.2     Assignment
         14.3     Modifications
         14.4     Enforceability
         14.5     Captions
         14.6     Counterparts
         14.7     Waiver
         14.8     Quiet Enjoyment
         14.9     Dispute Resolution
15.      EXHIBIT A
16.      EXHIBIT B
17.      EXHIBIT C

                                 PIPELINE LEASE

     This Lease, is made this 8th day of February 2002 by and between Sunoco Pipeline L.P. whose address is 1801 Market Street, Philadelphia, PA 19103 ("LESSOR"), and Sunoco, Inc.(R&M) whose address is 1801 Market Street, Philadelphia, PA 19103 ("LESSEE")

     WHEREAS, LESSOR owns three (3) pipelines between LESSEE'S Philadelphia and Marcus Hook Refineries as well as one (1) pipeline between LESSOR'S Paulsboro, NJ Terminal and the Philadelphia International Airport, and

     WHEREAS, LESSEE desires to lease all of the aforementioned pipelines, and

     WHEREAS, LESSOR is willing to grant this Lease to LESSEE under the terms and conditions of this Lease,

     NOW, THEREFORE in consideration of the mutual promises and covenants contained herein, LESSOR and LESSEE agree, with the intent to be legally bound, to the following terms and conditions.

1.   DESCRIPTION
     -----------

     LESSOR hereby leases, lets and demises unto LESSEE the following assets: a) three (3) bi-directional 18 (eighteen) mile pipelines between LESSEE'S Philadelphia and Marcus Hook Refineries (the "Inter-refinery Assets") and
     b) one (1) pipeline between LESSOR'S Paulsboro, NJ Terminal (the "Paulsboro Terminal") and the Philadelphia International Airport, including the delivery facilities into the Paulsboro Terminal and the Philadelphia International Airport (the "Paulsboro Assets"), all of which are more specifically described in Exhibits A and B, which are attached hereto and made a part hereof and which are hereinafter referred to collectively as the "Leased Assets".

2.   TERM
     ----

     The term of this Lease shall commence on the 8th day of February 2002 and shall continue for a period of twenty (20) years thereafter.

3.   RENT
     ----

     During the first calendar year of the term, LESSEE agrees to pay LESSOR an initial annual rent of five-million-eighty-three-thousand-five-hundred dollars ($5,083,500.00) to lease the Leased Assets, prorated for the first calendar year as shown on Exhibit C attached hereto. LESSEE agrees to pay the annual rent on a monthly basis, making payments during the first calendar year of the term of this Lease of four-hundred-twenty-three-thousand-six-hundred-twenty-five dollars
     ($423,625.00), prorated for the first month as shown on Exhibit C attached hereto, by electronic transfer to an account designated by LESSOR by the tenth of each calendar month. Effective January 1st for each succeeding calendar year of the term thereafter, the annual rent will be increased by

     1.67% on a cumulative basis to be paid in equal monthly installments by electronic transfer to an account designated by LESSOR by the tenth of each calendar month. An illustration depicting future lease payments is attached hereto as Exhibit C and made a part hereof.

4.   OPERATIONS AND MAINTENANCE
     --------------------------

     4.1  Restricted Use
          --------------

          The Leased Assets may only be used as a private pipeline system for the sole transportation of jet fuel, liquefied petroleum gases, gasoline, distillates, blending components, and intermediate feed stocks. LESSEE is prohibited from making any connections of the Leased Assets to any third-party facilities. Any other use of the Leased Assets is strictly prohibited without the prior express written permission of LESSOR.

     4.2  Operations
          ----------

          LESSEE shall, at its sole cost and expense, operate the Inter-refinery Assets in transportation service. The Inter-refinery Assets shall be operated in a good and workmanlike manner in accordance with usual and customary industry practices and all applicable engineering and safety requirements, and in compliance with all applicable laws, rules and regulations, including, without limitation, the U.S. Department of Transportation Pipeline Safety Regulations. LESSOR shall assume no obligation whatsoever in connection with the LESSEE'S operation of the Inter-refinery Assets. LESSOR shall not be required to furnish workers, equipment, or materials in connection with LESSEE'S operation of the Inter-refinery Assets.

          With respect to the Paulsboro Assets, LESSOR shall, at its sole cost and expense, operate the Paulsboro Assets in transportation service as directed by LESSEE. The Paulsboro Assets shall be operated in a good and workmanlike manner in accordance with the usual and customary industry practices and all applicable engineering and safety requirements, and in compliance with all applicable laws, rules and regulations, including, without limitation, the U.S. Department of Transportation Pipeline Safety Regulations. LESSEE shall not be required to furnish workers, equipment or materials in connection with LESSOR'S operation of the Paulsboro Assets as directed by LESSEE.

     4.3  Maintenance
          -----------

          LESSOR shall maintain the Leased Assets in accordance with the usual and customary industry practices and all applicable engineering and safety requirements and in compliance with all applicable laws, rules and regulations, including, without limitation, the U.S. Department of Transportation Pipeline Safety Regulations. LESSOR shall, at its sole cost and expense, perform the following routine maintenance activities on the Leased Assets: line marking, DOT valve and river crossing inspections, main line valve maintenance, right of way surveillance and patrols, painting above-ground facilities, one calls and cathodic protection. LESSOR will also perform all other required maintenance on the Leased Assets ("Non-Routine Maintenance") to include, without limitation, smart pigging, hydrostatic testing, and pipeline repairs, right-of-way clearing and mowing, leak response and environmental cleanup. LESSEE shall reimburse LESSOR for all of its actual costs associated with the performance of any Non-Routine Maintenance activities within ten (10) days from the date of LESSEE'S receipt of written request therefore from LESSOR.

     4.4  Right of Way
          ------------

          LESSOR expressly reserves unto itself, its successors, and assigns the rights-of-way, easements, licenses, and permits through the lands where the Leased Assets are located; and LESSOR shall have access to such rights-of-way or easements for any purpose deemed necessary by LESSOR, in LESSOR'S sole discretion, provided that such use by LESSOR does not unreasonably interfere with LESSEE'S use of the Leased Assets.

     4.5  Taxes
          -----

          LESSOR shall be responsible for, and pay when due, all real property taxes levied against the Leased Assets, as well as all personal property taxes related thereto except as otherwise provided herein.

          LESSEE shall pay when due any present or future government taxes, fees, duties, or assessments related to operation of the Leased Assets. In the event any such taxes, fees, duties, or assessments referenced herein are levied against LESSOR, LESSEE will promptly reimburse LESSOR therefore within ten (10) days of receipt of documentation evidencing payment thereof by LESSOR.

     4.6  Relocations
          -----------

          In the event that LESSOR is required to relocate the Leased Assets, LESSOR will provide LESSEE reasonable notice of such requirement, and LESSEE shall reimburse LESSOR for all costs associated with such relocation.

     4.7  Non-Routine Maintenance Expense and Capital Budgets
          ---------------------------------------------------

          In order to inform LESSEE as to LESSOR'S projected expenditures for Non-Routine Maintenance activities and capital expenditures contemplated for a forthcoming calendar year, the parties agree as follows:

               Not later than October 1, LESSOR shall prepare in reasonably concise form and mail to LESSEE a Non-Routine Maintenance Budget and a

               Capital Budget for the Leased Assets for the next calendar year. The Non-Routine Maintenance Budget shall identify planned expenditures by major expense classifications and shall itemize all major Non-Routine Maintenance projects which are estimated to cost more than fifty thousand dollars ($50,000) each. The Capital Budget shall itemize all capital projects which are estimated to cost more than fifty thousand dollars ($50,000) each. LESSOR shall provide budget updates to LESSEE on a periodic basis throughout the year upon request.

     4.8  Measurement
          -----------

          LESSOR shall provide custody transfer metering at the Philadelphia International Airport Delivery facility to enable LESSEE to provide billing and accounting services to LESSEE'S customers.

     4.9  Expansion and Capital Projects
          ------------------------------

          LESSOR shall perform all expansion and capital projects on behalf of LESSEE relating to the Leased Assets, provided LESSEE guarantees an acceptable return on Lessor's invested capital.

5.   INSURANCE
     ---------

     LESSEE, and its authorized agents and contractors, shall furnish evidence that with respect to the use and operations or activities related to the Leased Assets, LESSEE, and its agents or contractor(s) carry insurance coverage or are self insured with the following kinds of coverage and minimum amounts:

     (a) Workers' Compensation and Occupational Disease Insurance, including Employer's Liability Insurance, complying with the laws of the Commonwealth of Pennsylvania and the State of New Jersey. Employer's Liability Insurance shall be provided with a limit of not less than $1,000,000.00.

     (b) Comprehensive General Liability Insurance, including Contractual Liability, Products, Completed Operations Liability, and Explosion/Fire Legal Liability, Collapse and Underground Damage Liability, as well as coverage on all LESSEE'S and its authorized agents and contractors' equipment (other than motor vehicles licensed for highway use) owned, hired, or used in performance with this Lease with limits not less than: $5,000,000.00 Bodily Injury Property Damage Combined each occurrence & aggregate.

     (c) Automobile Liability Insurance covering all motor vehicles owned, hired, or used in connection with this Lease with limits not less than: $1,000,000 Bodily Injury & Property Damage Combined each occurrence & aggregate.

     The foregoing Comprehensive General Liability and Automobile Liability Insurance shall name LESSOR, its parent, subsidiaries, and affiliates as additional insureds with respect to LESSEE'S obligations under this Lease; and the policy shall contain the following language "Naming Sunoco Pipeline L.P., its parent, subsidiaries, and affiliates as additional insureds shall not prevent recovery in any situation in which recovery would have been available to Sunoco Pipeline L.P. had it not been named as an additional insured." A certificate of insurance evidencing the aforementioned insurance coverage must be provided to LESSOR prior to entering upon LESSOR'S property. This coverage must remain in full force and effect during the term of this Lease.

     The foregoing insurance coverage is not intended to, nor does it limit the liability of LESSEE and its authorized agents or contractors, to hold LESSOR harmless as set forth in Paragraph 9. It is understood and agreed that the procurement of insurance in these amounts does not in any way or manner whatsoever limit LESSEE(S) and its agents' or contractors' liability to LESSOR under this Lease; and in the event the insurance procured by LESSEE and its agents or contractors does not cover a particular loss, LESSEE or its agents or contractors shall be liable to LESSOR for the full amount of any and all loss and damage as provided herein.

     The foregoing insurance policies shall include a waiver of subrogation whereby the LESSEE and/or its insurers are prohibited from seeking contribution or reimbursement for any amounts paid by LESSEE or its insurers.

6.   COMPLIANCE WITH LAW
     -------------------

     LESSEE shall, during the term of the Lease, comply with all federal, state, municipal and other laws, ordinances, rules, and regulations applicable to the operation of the Inter-refinery Assets and use of the Leased Assets. LESSOR shall, during the term of the Lease, comply with all federal, state, municipal and other laws, ordinances, rules, and regulations applicable to the operation of the Paulsboro Assets. LESSOR shall, during the term of this Lease, comply with all federal, state municipal and other laws, ordinances, rules, and regulations applicable to the maintenance of the Leased Assets.

7.   OPERATING COMMITTEE
     -------------------

     LESSOR and LESSEE shall at all times cooperate with each other and coordinate their respective activities in such manner as to effect the most efficient operation and utilization of the Leased Assets in accordance with accepted pipe line industry practices. To effect this cooperation, the parties agree to establish a Coordinating Committee composed of one representative from the LESSOR and one representative from the LESSEE. The primary functions of this Committee shall be to review any problems which arise as a result of this Lease and to recommend any alterations of or additions to this Lease or operating practices which to them may seem desirable.

8.   NO WARRANTY, LIMITATION OF LIABILITY
     ------------------------------------

     LESSOR MAKES NO REPRESENTATION OR WARRANTIES WITH RESPECT TO THE LEASED ASSETS. LESSEE ACKNOWLEDGES THAT IT HAS INSPECTED THE LEASED ASSETS AND ACCEPTS THE LEASED ASSETS IN THEIR PRESENT CONDITION, "AS IS WHERE IS", WITHOUT WARRANTY, EXPRESS OR IMPLIED, AS TO CONDITION OR SUITABILITY FOR LESSEE'S PURPOSES.

     LESSEE ACKNOWLEDGES AND AGREES THAT THE LEASE PAYMENTS HEREUNDER DO NOT INCLUDE ANY FEES TO LESSOR FOR THE MAINTENANCE AND OPERATION OF THE LEASED ASSETS AS PROVIDED HEREIN. ACCORDINGLY, LESSEE AGREES THAT LESSOR SHALL HAVE NO LIABILITY TO LESSEE FOR ANY OF LESSOR'S ACTIONS RELATED TO LESSOR'S OPERATION OF THE PAULSBORO ASSETS AND LESSOR'S MAINTENANCE OF THE LEASED ASSETS AND LESSEE FURTHER AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS THE LESSOR PURSUANT TO PARAGRAPH 9 BELOW.

9.   INDEMNIFICATION
     ---------------

     LESSEE'S OBLIGATION OF INDEMNITY - LESSEE AND ITS AUTHORIZED AGENTS AND
     --------------------------------
     CONTRACTORS AGREE TO DEFEND, INDEMNIFY, AND HOLD HARMLESS LESSOR, ITS PARENT, SUBSIDIARIES, AND AFFILIATES, AS WELL AS THE EMPLOYEES AND AGENTS OF LESSOR, ITS OFFICERS, INVITEES, PARTNERS AND THEIR RESPECTIVE PARTNERS, PARENT-AFFILIATED COMPANIES, ASSIGNS, AND SUCCESSORS-IN-INTEREST (HEREINAFTER COLLECTIVELY REFERRED TO AS "LESSOR INDEMNITEE [S]"), FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, EXPENSES (INCLUDING REASONABLE ATTORNEY'S FEES AND EXPERT FEES), LOSSES, DAMAGES, DEMANDS, FINES, PENALTIES, AND CAUSES OF ACTION FOR INJURIES TO OR DEATH OF PERSONS (INCLUDING LESSOR'S AND LESSEE'S EMPLOYEES, AGENTS, CONTRACTORS OR SERVANTS) OR DAMAGES TO PROPERTY OR PENALTIES FOR VIOLATIONS OF LAWS, REGULATIONS, OR ORDERS, ANY OF WHICH ARE CAUSED BY, RELATE TO, OR ARISE FROM THE LESSEE'S USE OF THE LEASED ASSETS AND OPERATION OF THE INTER-REFINERY ASSETS, AND LESSOR'S OPERATION OF THE PAULSBORO ASSETS AND MAINTENANCE OF THE LEASED ASSETS. SUCH INDEMNITY SHALL APPLY WHETHER OR NOT A LESSOR INDEMNITEE WAS OR IS CLAIMED TO BE PASSIVELY, CONCURRENTLY, OR ACTIVELY NEGLIGENT; AND REGARDLESS OF WHETHER LIABILITY WITHOUT FAULT IS IMPOSED OR SOUGHT TO BE IMPOSED ON ONE OR MORE OF THE LESSOR INDEMNITIEES. FURTHER, SUCH INDEMNITY SHALL APPLY WHETHER OR NOT SUCH CLAIMS, LIABILITIES, EXPENSES, LOSSES, DAMAGES, DEMANDS, FINES, PENALTIES, OR CAUSES OF ACTION FOR PERSONAL INJURY, DEATH OR PROPERTY DAMAGE ARE CAUSED BY THE LESSOR INDEMNITEES' SOLE NEGLIGENCE, THE JOINT

     NEGLIGENCE OF ANY LESSOR INDEMNITEE(S) AND ANY OTHER PERSON OR ENTITY OR STRICT LIABILITY, BREACH OF WARRANTY, BREACH OF ANY STATUTORY DUTY, OR OTHER ACT, ERROR, OR OMMISSION OR COMMISSION ON THE PART OF ANY LESSOR INDEMNITEE GIVING RISE TO ANY OTHER FORM OF LIABILITY OR FAULT. IT IS THE EXPRESSED INTENTION OF THE PARTIES HERETO, BOTH LESSEE AND LESSOR, THAT THE INDEMNITY PROVIDED FOR IN THIS PARAGRAPH IS AN INDEMNITY BY LESSEE TO INDEMNIFY AND PROTECT THE LESSOR INDEMNITEES FROM THE CONSEQUENCES OF LESSOR INDEMNITEES' OWN NEGLIGENCE, WHETHER THAT NEGLIGENCE IS SOLE OR CONCURRING, AS WELL AS ANY GROSS NEGLIGENCE, STRICT LIABILITY, BREACH OF WARRANTY, BREACH OF ANY STATUTORY DUTY, OR OTHER ACT, ERROR OR OMISSION, OR COMMISSION ON THE PART OF ANY LESSOR INDEMNITEE GIVING RISE TO ANY FORM OF LIABILITY OR FAULT. THIS INDEMNITY SHALL NOT APPLY TO THE EXTENT THAT IT IS VOID OR OTHERWISE UNENFORCEABLE UNDER APPLICABLE LAW IN EFFECT ON OR VALIDLY RETROACTIVE TO THE DATE OF THIS LEASE. TO THE EXTENT THAT STATE AND/OR FEDERAL LAWS LIMIT THE TERMS OR CONDITIONS OF THS PARAGRAPH, IT SHALL BE DEEMED SO LIMITED TO COMPLY WITH SUCH STATE AND FEDERAL LAWS. IF ANY TERM, PROVISION, COVENANT OR CONDITION OF THIS PARAGRAPH IS HELD BY A COURT OF COMPETENT JURISDICTION TO BE INVALID, VOID, OR UNENFORCEABLE, THE REMAINDER OF THE PROVISIONS SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL IN NO WAY BE AFFECTED, IMPAIRED, OR INVALIDATED. THIS PARAGRAPH SHALL SURVIVE THE TERMINATION OF THIS LEASE.

10.  LIENS
     -----

     LESSEE shall not suffer or permit any liens or lien claims to be filed against the Leased Assets by reason of any act or omission of LESSEE or by reason of any work, labor, services, or materials supplied or claimed to have been supplied in connection with the Leased Assets during the term of this Lease. If any such lien or lien claim shall be filed against the Leased Assets during the term of this Lease, LESSEE shall cause the same to be removed at its sole cost and expense.

11.  CONDEMNATION
     ------------

     If due to any condemnation, or taking by any public or quasi-public authority or other party having the right of eminent domain, any part of the Leased Assets are taken, or access to any material part of the Leased Assets is denied, and as a result of such taking there is a material interference or interruption in LESSEE'S use and operation of the Leased Assets which LESSOR cannot cure within a reasonable period of time, not to exceed 270 days, then and in any of the aforesaid events, the term of this Lease shall, at the option of LESSOR or LESSEE, terminate as to such pipeline facilities so affected, and become null and void from the date when the party exercising the power of eminent domain actually takes or interferes with the material use of the Leased Asset or denies material access thereto. Annual rent shall be proportionally adjusted to reflect the taking or material interference as of the date of such taking or material interference. In no event shall LESSEE have or make any claim against LESSOR for damages or awards with respect to any condemnation or taking and the entire award in condemnation shall be the absolute property of, and is hereby assigned and shall be paid to LESSOR.

12.  DEFAULT, TERMINATION, REMEDIES
     ------------------------------

     If one or more of the following events occurs, LESSOR or LESSEE, as the case may be, will be deemed for all purposes to be in default hereof, and the other party thereupon shall have the right to terminate this Lease and will be afforded the remedies provided under this Lease or under applicable law:

     (a) LESSOR or LESSEE violates or otherwise fails to comply substantially with any requirement imposed upon or promise made by it in this Lease, and within ten (10) days after written notice is given by the other party of such violation of or failure to comply substantially with, fails to correct such violation or failure to comply, unless such violation or failure to comply cannot reasonably be corrected within said ten (10) day period, or fails to initiate and diligently pursue such correction to completion;

     (b) LESSOR or LESSEE: (i) becomes insolvent (which term is defined for purposes hereof as failure generally to meet its obligations as the same become due); (ii) files a voluntary petition in bankruptcy, reorganization, receivership, or arrangement; (iii) files an answer admitting any material allegation of any insolvency petition filed pursuant to any insolvency act, federal, or state; (iv) makes an assignment for the benefit of creditors; (v) applies for, consents to, or suffers the appointment of a receiver or trustee for any part of its property or assets; or (vi) fails to satisfy or to appeal from any material judgment or attachment within thirty (30) days from the date of entry.

13.  NOTICES
     -------

     All notices will be considered as properly given if in writing and: (a) delivered personally; (b) sent by registered or certified United States Mail, return receipt requested, addressed to the party for whom intended at the following respective address; (c) delivered by express courier; or (d) by any electronic means to the proper fax, telecopy, or other number corresponding to such address:

     TO LESSEE:

     Sunoco, Inc. (R&M)
     1801 Market Street
     Philadelphia, PA 19103
     Attn:  Senior Vice President - Refining

     Fax:  215-977-3902
     WITH A COPY TO:

     Vice President And General Counsel
     Sunoco, Inc.
     1801 Market Street
     Philadelphia, PA 19103
     Fax:  215-977-3559

     TO LESSOR:

     Sunoco Pipeline L.P.
     1801 Market Street
     Philadelphia, PA 19103
     Attn:  Vice President - Business Development
     Fax:  215-977-3637

     WITH A COPY TO:

     General Counsel And Secretary
     Sunoco Partners LLC
     1801 Market Street
     Philadelphia, PA 19103
     Fax: 215-977-6878

     The date of service of the notice shall be: (a) when personally delivered, or by express courier the date of receipt; (b) when served by mail, the date on which said notice is deposited in the United States mail, properly addressed with postage prepaid and duly registered or certified with return receipt requested; or (c) when served by electronic means or facsimile, the date of which said notice is properly electronically transmitted to the correct number.

     At any time on similar notice to the other, a party may change the address to which notice to it may be sent.

14.  MISCELLANEOUS PROVISIONS
     ------------------------

     14.1 Governing Law
          -------------

          This Lease is deemed a Pennsylvania contract and shall be construed, governed by, and administered in accordance with the laws of the Commonwealth of Pennsylvania.

     14.2 Assignment
          ----------

          The rights herein granted to LESSEE are purely personal to LESSEE, and shall not be sold, assigned, sublet, mortgaged, leased, or otherwise transferred or disposed of without the prior written consent of LESSOR and use of the Leased Assets shall be strictly limited to the purposes for which same are granted herein.

     14.3 Modifications
          -------------

          No amendments, modifications, or additions hereto will be binding unless they are executed in writing by all of the parties.

     14.4 Enforceability
          --------------

          Each covenant contained in this Lease is intended to be, and shall be construed to be a separate and independent covenant. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease or any other application of such term or provision shall not be affected thereby unless continued operation of this Lease is commercially unreasonable. If this Lease is determined to be unlawful, invalid, or unenforceable as to any pipeline facilities comprising the Leased Assets, this Lease shall forthwith automatically terminate as to such pipeline facilities and any other portion of the Leased Asset affected thereby, and neither party shall be liable to the other as a result thereof except as provided in Paragraphs 8 and 9 hereof.

     14.5 Captions
          --------

          The captions used in this Lease are for reference purposes only and will not effect the interpretation or meaning of this Lease.

     14.6 Counterparts
          ------------

          This Lease may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

     14.7 Waiver
          ------

          If either party waives any power, right, or remedy arising hereunder or under any applicable law, such waiver will not be deemed to be a waiver upon the later occurrence or recurrence of any of said events. No reasonable delay by either party in the exercise of any power, right, or remedy will constitute, under any circumstances, a waiver of the party's power, rights, or remedies.

     14.8 Quiet Enjoyment
          ---------------

          If and so long as LESSEE shall pay the rent payable hereunder and shall perform and observe all of the terms, covenants, and conditions on the part of LESSEE to be performed and observed, LESSOR covenants that LESSOR shall not interfere with LESSEE'S use, operation, and enjoyment of the Leased Assets.

     14.9 Dispute Resolution
          ------------------

          If a party to this Lease has reasonable grounds to believe that the other party hereto has failed to fulfill any material obligation hereunder, or that its expectation of receiving due performance under this Lease may be impaired, such party will promptly notify the other party in writing of the substance of its belief. The party receiving such notice must respond in writing within thirty (30) days of receipt of such notice by specifying three (3) dates, all of which must be within thirty (30) days from the date of its response for a meeting to resolve the dispute, and by providing either: (a) evidence of cure of the condition specified, or (b) evidence that said party has diligently commenced to cure the condition specified and will diligently continue to prosecute such cure, or (c) an explanation of why it believes that its performance is in accordance with the terms and conditions of this Lease. The claiming party will then select one
          (1) of the three (3) dates and a dispute resolution meeting will be held. If the parties cannot, in good faith discussions, resolve their dispute they will be free to pursue the remedies allowed under the law without prejudice.

Executed by their duly authorized representatives and witnessed on this 8th day of February 2002.

Witness:                                  SUNOCO PIPELINE L.P.


                                          BY:     SUNOCO LOGISTICS PARTNERS
                                                  OPERATIONS GP LLC, its general
                                                  partner


By:     /s/ Linda  Nastasiak            By:       /s/ David A. Justin
        ------------------------------            ------------------------------
              Linda  Nastasiak                        David A. Justin

Title:  ______________________________    Title:      Vice President
                                                  ------------------------------


Witness:                                  SUNOCO, INC. (R&M)


By:     /s/ Linda Usher                 By:       /s/ Thomas W. Hofmann
        ------------------------------            ------------------------------
              Linda Usher                             Thomas W. Hofmann

Title:  ______________________________    Title:      SVP & CFO
                                                  ------------------------------

COMMONWEALTH OF PENNSYLVANIA

COUNTY OF PHILADELPHIA

Before me, the undersigned, a Notary Public within and for the above named
County and State, on this     day of               2002, personally appeared
                         -----       -------------
                to me known to be the identical person who subscribed the name
---------------
of the maker thereof to the within and foregoing instrument as its
             , and acknowledged to me that he executed the same as his free and
-------------
voluntary act and deed of such corporation, for the uses and purposes therein set forth.

     Witness my hand and official seal the day and year last above written.


                                  ----------------------------------------------
                                  Notary Public

My Commission Expires:

--------------------

COMMONWEALTH OF PENNSYLVANIA

COUNTY OF PHILADELPHIA

Before me, the undersigned, a Notary Public within and for the above named
County and state, on this       day of         2002, personally appeared
                          ------      ---------

                    to me known to be the identical person who subscribed the
-------------------
name of the maker thereof to the within and foregoing instrument as its
                  , and acknowledged to me that he executed the same as his free
------------------
and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

     Witness my hand and official seal the day and year last above written.


                                  ----------------------------------------------
                                  Notary Public

My Commission Expires:

--------------------

                                    EXHIBIT A
                                    ---------

     Inter-Refinery Pipelines
     ------------------------

                                      [MAP]

                                    EXHIBIT B
                                    ---------

3N, 4N and 5N Pipelines

At the Philadelphia Refinery:

Pipeline (and MLP) maintenance responsibilities end at:

3N Line - the inboard flange on Valve 1-5 (including the valve and the pig trap)

4N Line - the inboard flange of Valve 1-9 (including the valve and the pig trap)

5N Line - the inboard flange of Valve 1-13 (including the valve and the pig trap)

At the Marcus Hook Refinery:

Pipeline (and MLP) maintenance responsibilities end at the Delaware River
Crossing:

3N Line - the above-grade flange at the pig trap area (including the pig trap)

4N Line - the above-grade flange at the pig trap area (including the pig trap)

5N Line - the above-grade flange at the pig trap area (including the pig trap)

Paulsboro to PHL Airport Jet Fuel Pipeline

At the Paulsboro Terminal:

Pipeline begins at the check valve on the suction side of the pumps and includes the main line pumps

                                    EXHIBIT C
                                    ---------

                     Inter-Refinery Pipeline Lease Payments

Calendar Year     Yearly Rate     Monthly Rate
-------------     -----------     ------------
                  $5,000,000
    2002          $5,083,500/1/     $423,625/2/
    2003          $5,168,394        $430,700
    2004          $5,254,707        $437,892
    2005          $5,342,460        $445,205
    2006          $5,431,679        $452,640
    2007          $5,522,388        $460,199
    2008          $5,614,612        $467,884
    2009          $5,708,376        $475,698
    2010          $5,803,706        $483,642
    2011          $5,900,628        $491,719
    2012          $5,999,169        $499,931
    2013          $6,099,355        $508,280
    2014          $6,201,214        $516,768
    2015          $6,304,744        $525,398
    2016          $6,410,064        $534,172
    2017          $6,517,112        $543,093
    2018          $6,625,948        $552,162
    2019          $6,736,601        $561,383
    2020          $6,849,102        $570,759
    2021          $6,963,482        $580,290
    2022          $7,079,772        $589,981

----------
/1/ Based on the February 8, 2002 execution date of this Lease, the prorated amount of rent payable under Article 3 of this Lease for the calendar year ended December 31, 2002 is $4,553,969.
/2/ Based on the February 8, 2002 execution date of this Lease, the prorated amount of rent payable under Article 3 of this Lease during the month of February 2002 is $317,719.

                                      C-1